EXHIBIT 32.2
CERTIFICATION OF THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Air Lease Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2011 (the “Report”), I, James C. Clarke, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2011	/s/ James C. Clarke
James C. Clarke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)